EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

National Presto Industries, Inc.
Eau Claire, Wisconsin

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 33-46711) of our reports dated March 16, 2011, relating to the consolidated financial statements, and financial statement schedule of National Presto Industries, Inc, and the effectiveness of National Presto Industries, Inc’s internal control over financial reporting,  which appears in this Form 10-K.

/s/ BDO USA, LLP
Milwaukee, Wisconsin

March 16, 2011